Exhibit 8

                      TRANSACTION IN SHARES OF THE COMPANY


            The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the most recent filing on
Schedule 13D, whichever is less. All transactions involved purchases of Shares on the New York Stock Exchange.

        Reporting
         Person
       With Direct                                             Price Per Share
       Beneficial             Date of         Number of          (Excluding)
        Ownership           Transaction        Shares            Commission)
        ---------           -----------        ------            -----------

        Greentree            4/23/98           30,000             $28.875

        Greensea             3/27/98            7,200             $27.0191

        Greensea             4/01/98           20,000             $27.25

        Greensea             4/03/98            3,500             $27.00

        Greensea             4/07/98           20,000             $26.75

        Greensea             4/23/98           80,000             $28.875